THE GLENMEDE FUND, INC.
Registration No. 811-05577
FORM N-SAR
Period Ended October 31, 2005

List of attachments in response to Item 77:
Item Number Attachment

    A     Y
B     Y
C     Y
D     N
E     N
F     N
G     N
H     N
     I     N
J     N
K     N
L     N
M     N
N     N
O     N
P     N
    Q1     Y
Q2     N
Q3     N

SUB-ITEM 77C: Submission of matters to a vote of security holders.

A Special Meeting of Shareholders (the “Meeting”) of the Core Fixed Income, International, Large Cap Value, Strategic Equity and U.S. Emerging Growth Portfolios of The Glenmede Fund, Inc. (the “Fund”) was held on June 23, 2005 for the purpose of approving amendments to the Investment Advisory and Sub-Investment Advisory Agreements with respect to those Portfolios. The Meeting was adjourned for lack of a quorum and as reconvened on July 14, 2005.

The first order of business was the approval or disapproval of an amendment to the Investment Advisory Agreement for the Core Fixed Income Portfolio to pay Glenmede Advisers, Inc. (“the Advisor”) an annual advisory fee of .35% of the Portfolio’s average daily net assets. The results of the voting were as follows:

	For	Against	Abstain
Core Fixed Income Portfolio	12,857,060.693 votes	170,017.760 votes	414,815.78 votes

The proposal received the requisite votes for its approval.

The second order of business was the approval or disapproval of an amendment to the Investment Advisory Agreement for the Large Cap Value Portfolio to pay the Advisor an annual advisory fee of .55% of the Portfolio’s average daily net assets. The results of the voting were as follows:

	For	Against	Abstain
Large Cap Value Portfolio	1,246,730.747 votes	13,889.300 votes	13,770.930 votes

The proposal received the requisite votes for its approval.

The third order of business was the approval or disapproval of an amendment to the Investment Advisory Agreement for the Strategic Equity Portfolio to pay the Advisor an annual advisory fee of .55% of the Portfolio’s average daily net assets. The results of the voting were as follows:

	For	Against	Abstain
Strategic Equity Portfolio	1,878,250.598 votes	312,820.859 votes	49,704.12 votes

The proposal received the requisite votes for its approval.

The fourth order of business was the approval or disapproval of an amendment to the Investment Advisory Agreement for the International Portfolio to pay the Advisor an annual advisory fee of .75% of the Portfolio’s average daily net assets. The results of the voting were as follows:

	For	Against	Abstain
International Portfolio	45,030,633.807 votes	3,445,329.010 votes	7,889,571.75 votes

The proposal received the requisite votes for its approval.

The fifth order of business was the approval or disapproval of an amendment to the Sub-Investment Advisory Agreement for the International Portfolio for the Advisor to pay the sub-advisor an annual sub-advisory fee of .26% of the Portfolio’s average daily net assets. The results of the voting were as follows:

PHTRANS\445042\1

	For	Against	Abstain
International Portfolio	44,813,296.701 votes	3,614,753.845 votes	7,937,848.02 votes

The proposal received the requisite votes for its approval.

The sixth order of business was the approval or disapproval of an amendment to the Investment Advisory Agreement for the U.S. Emerging Growth Portfolio to increase the annual advisory fee paid to the Advisor from .25% to .55% of the Portfolio’s average daily net assets. The results of the voting were as follows:

	For	Against	Abstain
U.S. Emerging Growth Portfolio	887,083.553 votes	76,564.187 votes	3,175.80 votes

The proposal received the requisite votes for its approval.

SUB-ITEM 77Q1: Exhibits

Articles of Amendment, dated June 14, 2005, to Articles of Incorporation is incorporated herein by reference to Exhibit (a)(27) of Post-Effective Amendment No. 40 to the Registrant’s Registration Statement of Form N1-A (Nos. 33-022884/811-05577) filed with the SEC on December 15, 2005 (“Post-Effective Amendment No. 40”).

Amendment No. 2, dated August 1, 2005, to Investment Advisory Agreement between The Glenmede Fund, Inc., on behalf of the Core Fixed Income, International, Large Cap Value, and Strategic Equity Portfolios, and Glenmede Advisers, Inc. is incorporated herein by reference to Exhibit (d)(21) of Post-Effective Amendment No. 40.

Amendment No. 2, dated August 1, 2005, to the Sub-Investment Advisory Agreement among The Glenmede Fund, Inc., on behalf of the International Portfolio, Glenmede Advisers, Inc. and Philadelphia International Advisors LP is incorporated herein by reference to Exhibit (d)(23) of Post-Effective Amendment No. 40.

Amendment No. 1, dated August 1, 2005, to Investment Advisory Agreement between The Glenmede Fund, Inc., on behalf of the U.S. Emerging Growth Portfolio, and Glenmede Advisers, Inc. is incorporated herein by reference to Exhibit (d)(22) of Post-Effective Amendment No. 40.